EXHIBIT 99

                                      PROXY

                            DEL AMO SAVINGS BANK, FSB

                               3422 Carson Street
                           Torrance, California 90503

           This Proxy is Solicited on Behalf of the Board of Directors


This undersigned hereby appoints _______________ and _______________ as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Del Amo Savings Bank, FSB (the "Bank") held of record by the undersigned on January 26, 1998, at the Special Meeting of Shareholders to be held on March 9, 1998, or any adjournment thereof.

The Board of Directors recommends a vote for Proposal 1.

1. PROPOSAL TO APPROVE THE AMENDED AN RESTATED AGREEMENT AND PLAN OF REORGANIZATION, DATED DECEMBER 18, 1997, AND THE RELATED PLAN OF MERGER PROVIDING FOR THE MERGER OF THE BANK WITH AND INTO CITY ACQUISITION SUB, FSB, A WHOLLY-OWNED SUBSIDIARY OF CITY HOLDING COMPANY

     (  )  FOR               (  )  AGAINST             (  )  ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal. You may revoke this proxy at any time prior to the time it is voted at the Special Meeting.


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Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                     DATED: _____________, 1998


                                                     --------------------------
                                                     Signature



                                                     --------------------------
                                                     Signature if held jointly

                                                     Please mark, sign, date and
                                                     return the proxy using the
                                                     enclosed envelope.